Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Premium Income Municipal Fund 4, Inc.
33-57130, 811-07432

The annual meeting of shareholders was held on July
27, 2010 and subsequently adjourned to September 9,
2010.   At this meeting the shareholders were asked to
vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results are as follows:

<c> Common and Preferred
shares voting
together as a class
 <c> Preferred shares voting
together as a class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
              19,104,397
                    2,422
   Against
                1,039,011
                          -
   Abstain
                   707,973
                          -
   Broker Non-Votes
                6,975,067
                          -
      Total
              27,826,448
                    2,422



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
              19,122,228
                    2,422
   Against
                   928,280
                          -
   Abstain
                   800,873
                          -
   Broker Non-Votes
                6,975,067
                          -
      Total
              27,826,448
                    2,422



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
              19,008,824
                    2,422
   Against
                   986,266
                          -
   Abstain
                   856,291
                          -
   Broker Non-Votes
                6,975,067
                          -
      Total
              27,826,448
                    2,422



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
              18,976,995
                    2,422
   Against
                1,119,265
                          -
   Abstain
                   755,121
                          -
   Broker Non-Votes
                6,975,067
                          -
      Total
              27,826,448
                    2,422



To approve the elimination of the
fundamental policy relating to
commodities.


   For
              18,946,833
                    2,422
   Against
                1,042,974
                          -
   Abstain
                   861,574
                          -
   Broker Non-Votes
                6,975,067
                          -
      Total
              27,826,448
                    2,422



To approve the new fundamental policy
relating to commodities.


   For
              18,947,927
                    2,422
   Against
                1,034,870
                          -
   Abstain
                   868,584
                          -
   Broker Non-Votes
                6,975,067
                          -
      Total
              27,826,448
                    2,422

Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2010, under Conformed Submission Type DEF 14A, accession number 0000950123-10-059232.